CONSENT OF INDEPENDENT PUBLIC ACCOUNTS

As independent public accountants, we hereby consent to the incorporation by reference in this form S-8 Registration Statement of our report dated February 1, 2001 included in the Company's Form 10-K for the year ended December 31, 2000 and to all references to this Firm included in this Registration Statement.

                                          /s/ ARTHUR ANDERSEN LLP


Philadelphia, Pennsylvania
December 12, 2001